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                       SEVERANCE AND NON-COMPETITION AGREEMENT




                                    by and between




                            CORE-MARK INTERNATIONAL, INC.



                                         and




                                    GARY L. WALSH





                              Dated as of August 7, 1996


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                                  TABLE OF CONTENTS


                                                                            PAGE


1.  Severance...............................................................  2

2.  Acknowledgments.........................................................  2

3.  Non-Competition.........................................................  3

4.  Confidential Information................................................  5

5.  Employees of the Company................................................  5

6.  Consultants of the Company, Etc.........................................  6

7.  Rights and Remedies Upon Breach.........................................  6

8.  Severability of Covenants...............................................  7

9.  Blue Pencilling.........................................................  8

10. Enforceability in Jurisdictions.........................................  8

11. Amendment and Modification..............................................  8

12. Notices.................................................................  8

13. Assignment..............................................................  9

14. Governing Law........................................................... 10

15. Counterparts............................................................ 10

16. Entire Agreement........................................................ 10

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                       SEVERANCE AND NON-COMPETITION AGREEMENT


         SEVERANCE AND NON-COMPETITION AGREEMENT, dated as of August 7, 1996, by and between Gary L. Walsh (the "MANAGEMENT STOCKHOLDER") and CORE-MARK INTERNATIONAL, INC., a Delaware corporation (the "COMPANY").

         WHEREAS, concurrently with the execution of this Agreement, Jupiter Partners L.P., a Delaware limited partnership ("JUPITER"), is acquiring from the Company a majority of the common stock, par value $.01 per share, of the Company (the "COMMON STOCK") in a transaction in which the Management Stockholder is reducing his indirect interest in the Company in exchange for significant proceeds;

         WHEREAS, concurrently with the execution of this Agreement, the Company and all of the holders of its Common Stock, including the Management Stockholder, are entering into a Stockholders Agreement (the "STOCKHOLDERS AGREEMENT");

         WHEREAS, in order to induce the Management Stockholder to continue to serve as a key employee of the Company, the Company is willing to provide severance compensation to the Management Stockholder to the extent provided herein; and

         WHEREAS, as a condition to Jupiter's obligation to acquire a majority interest in the Company pursuant to the Stockholders Agreement, thus resulting in significant proceeds to the Management Stockholder, the Management Stockholder has agreed to certain non-competition arrangements as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
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                                                                             2


         1. SEVERANCE. If the Management Stockholder's employment by the Company and its subsidiaries is terminated (a) by the Company, other than for Cause (as defined in Section 3) or (b) due to the resignation of the Management Stockholder for Good Reason (as defined below), the Company may, in its sole discretion, continue to pay to the Management Stockholder, for a period of up to one year following such termination, the Management Stockholder's base salary as in effect at the effective date of such termination, less such deductions or amounts to be withheld as required by applicable law and regulations (the "SEVERANCE"). As used in this Agreement, "GOOD REASON" means (i) a reduction of such Management Stockholder's base salary payable during any fiscal year by the Company and its Subsidiaries, (ii) the failure of the Company to pay such Management Stockholder his base salary or any of his benefits to which he is entitled to be paid during any fiscal year, if such failure is not cured within ten days thereof, or (iii) a relocation of such Management Stockholder's principal base of operation to any location other than a location within 50 miles of San Francisco during the term of such Management Stockholder's employment with the Company.

         2. ACKNOWLEDGMENTS. The Management Stockholder hereby acknowledges that the agreements and covenants contained in Section 3 (Non-Competition),
Section 4 (Confidential Information), Section 5 (Employees of the Company),
Section 6 (Consultants of the Company), and Section 7 (Rights and Remedies Upon Breach) of this Agreement are essential to protect the business and goodwill of the Company. As used in Sections 2, 3, 4, 5 and 6 of this Agreement, the term "COMPANY" shall be deemed to include the Company and its subsidiaries.
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         3.   NON-COMPETITION.  During (A) the period the Management
Stockholder is an employee of the Company (the "EMPLOYMENT PERIOD") and (B) provided that the Company has become bound to provide, and for so long as the Company shall pay, the Severance to such Management Stockholder, for a period of one year thereafter, if the Management Stockholder's employment with the Company is terminated by the Company for Cause (as defined below) or terminates as a result of his resignation other than a resignation for Good Reason, the Management Stockholder agrees that he shall not in the United States of America or Canada, or any other geographic region in which the Company is doing business at the time of such termination, directly or indirectly, (i) engage in any activities that compete, directly or indirectly, with the Company for the Management Stockholder's own account; (ii) enter the employ of, or render any services to, any person engaged, directly or indirectly, in such activities in any capacity that involves engaging, directly or indirectly, in activities that compete, directly or indirectly, with the Company; or (iii) acquire an active interest in any person engaged in such activities, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; PROVIDED, HOWEVER, that the Management Stockholder may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or quoted on the NASDAQ National Market System or NASDAQ National List if the Management Stockholder is not a controlling person of, or a member of a group which controls, such person, and does not, directly or indirectly, own more than 1% of any class of securities of such person.
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                                                                             4


For purposes of this Agreement, "CAUSE" shall mean (a) a reasonable, good faith determination by the Board of Directors of the Company (the "BOARD") that the Management Stockholder has, in any material respect, willfully failed to follow any of the Company's written policies or any written directives of the Board (other than by reason of a resignation for Good Reason) and, if such failure is susceptible of being cured as reasonably determined by the Board in good faith, the failure of the Management Stockholder to cure such failure within 10 days of receiving written notice (stating with specificity the nature of such failure) from the Board; or (b) any act of gross negligence, willful misconduct, fraud or personal dishonesty by the Management Stockholder involving the assets of the Company or any of its affiliates resulting in economic or reputational harm to the Company, or (c) the conviction of, or a plea of guilty or NOLO CONTENDERE by the Management Stockholder to, a charge of any crime involving moral turpitude or a felony; or (d) the breach by the Management Stockholder in any material respect of any contract or other agreement between the Company or any of its affiliates and such Management Stockholder and, if such breach is susceptible of being cured as reasonably determined by the Board in good faith, the failure of the Management Stockholder to cure such breach within 10 days after receiving written notice (stating with specificity the nature of such failure) from the Board. A termination for Cause shall be deemed to have occurred if the Management Stockholder resigns from his employment with the Company after committing any act which, with notice or lapse of time or both, would constitute an event of Cause under the foregoing definition.
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                                                                             5


         4. CONFIDENTIAL INFORMATION. During and following the Employment Period, the Management Stockholder agrees that (except as required by law or in any action or proceeding) he shall keep secret and retain in strictest confidence, and shall not disclose to others, all confidential information relating to the Company or learned by the Management Stockholder, directly or indirectly, from the Company or as a result of his duties with respect to the Company, and shall not disclose them to anyone, except with the Company's prior written consent except for information (i) which is or becomes generally available to the public other than as a result of a disclosure by any person in violation of any confidentiality agreement, (ii) available to the Management Stockholder on a non-confidential basis from a source outside of the Company, which source to the knowledge of the Management Stockholder is not and was not prohibited from disclosing such information to the Management Stockholder by a contractual, legal or fiduciary obligation, (iii) rightfully known to the Management Stockholder outside of the scope of his employment by the Company without any limitation on use or disclosure prior to receipt thereof from the Company or (iv) generally made available to third parties without restrictions on disclosure.

         5. EMPLOYEES OF THE COMPANY. During the Employment Period and for one year thereafter, the Management Stockholder shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company, any director, officer or employee of the Company, or hire any such person who has left the employment of the Company within one year of the expiration of the Employment Period.
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         6.   CONSULTANTS OF THE COMPANY, ETC.  During the Employment Period
and for one year thereafter, the Management Stockholder shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company any consultant then under contract with the Company or any then supplier or customer of the Company, except that such a consultant may be hired and supplier or customer dealt with in connection with a business which does not engage in any activities which are competitive with the Company.

         7. RIGHTS AND REMEDIES UPON BREACH. If the Management Stockholder breaches, in any material respect, any of the provisions of Section 3 (Non-Competition), Section 4 (Confidential Information), Section 5 (Employees of the Company) or Section 6 (Consultants of the Company Etc.) of this Agreement (collectively, the "RESTRICTIVE COVENANTS") and, if such failure is susceptible of being cured as reasonably determined by the Board in good faith, the Management Stockholder fails to cure such breach within 10 days of receiving written notice (stating with specificity the nature of such breach) from the Company, then the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

              (a) SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it
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being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company;

              (b) BENEFITS. The right and remedy to require the Management Stockholder to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "BENEFITS") derived or received by the Management Stockholder during the period of his breach of any of the Restrictive Covenants, as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Management Stockholder shall account for and pay over such Benefits to the Company;

              (c) CANCELLATION OF SEVERANCE. The right to terminate all or part of the Management Stockholder's rights to Severance under Section 1;

              (d) CANCELLATION OF OPTIONS. The right to terminate the Management Stockholder's rights (if any) under the Company's Stock Option Plan with respect to any options, whether or not then vested; and

              (e) CALL OPTION. The right to purchase Common Stock held by the Management Stockholder or his permitted transferees thereof as provided in
Section 3.1.4 of the Stockholders Agreement.

         8. SEVERABILITY OF COVENANTS. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or enforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.
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                                                                             8


         9. BLUE PENCILLING. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         10. ENFORCEABILITY IN JURISDICTIONS. The Company and the Management Stockholder intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Management Stockholder that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         11. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement signed by the parties hereto.

         12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by courier or registered or certified mail (postage prepaid, return receipt requested) or by
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facsimile to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) If to the Management Stockholder, to him at his address set forth on the stock records of the Company:

                   with a copy to:

                   Ronald F. Daitz, Esq.
                   Weil, Gotshal & Manges LLP
                   757 Fifth Avenue
                   New York, New York  10153
                   Telecopy:  (212) 310-8007

              (b)  If to the Company, to it at:

                   Core-Mark International, Inc.
                   395 Oyster Point Boulevard
                   Suite 415
                   South San Francisco, CA  94080
                   Telecopy:  (415) 589-4010
                   Attention: Gary L. Walsh

                   with copies to:

                   Jupiter Partners L.P.
                   30 Rockefeller Plaza
                   Suite 4525
                   New York, New York  10019
                   Attention:  John A. Sprague
                   Telecopy:  (212) 332-2828

                   and

                   Paul, Weiss, Rifkind, Wharton & Garrison
                   1285 Avenue of the Americas
                   New York, New York  10019-6064
                   Attention:  Richard S. Borisoff
                   Telecopy:  (212) 757-3990

         13.  ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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         14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF
THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. ENTIRE AGREEMENT. This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings with respect thereto, other than those expressly set forth or referred to herein.

         IN WITNESS WHEREOF, the Company and the Management Stockholder have executed this Agreement as of the date first above written.

                             CORE-MARK INTERNATIONAL, INC.



                             By: /s/ Gary L. Walsh
                                 -----------------------------
                                  Name:
                                  Title:


                             /s/ Gary L. Walsh
                             --------------------------------
                             Gary L. Walsh